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                                                                EXHIBIT 10.41




                      NON-QUALIFIED STOCK OPTION AGREEMENT

                                   Pursuant to

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                         NON-QUALIFIED STOCK OPTION PLAN

         This Non-Qualified Stock Option Agreement is entered into as of the _____day of _____________19__, between Resource Bancshares Mortgage Group, Inc., a Delaware corporation (the "Company"), and ____________ (the "Optionee").

         1.       Definitions.

         Capitalized terms used in this Option Agreement but not defined herein are used herein as defined in the Plan. In addition, throughout this Option Agreement, the following terms shall have the meanings indicated:

                  (a) "Exercise Date" shall have the meaning indicated in paragraph 3 hereof.

                  (b) "Option Period" shall mean the period commencing on the date of this Option Agreement and ending at the close of the Company's business on January 21, 2004.

                  (c) "Plan" shall mean the Resource Bancshares Mortgage Group, Inc. Non-Qualified Stock Option Plan.

                  (d) "Securities Act" shall mean the Securities Act of 1933, as amended.

         2.       Award of Option.

         Effective upon the date hereof, and subject to the terms and conditions set forth herein and in the Plan, the Company has awarded to the Optionee the option to purchase from the Company, at an exercise price of ________ per share, up to but not exceeding in the aggregate ____________ shares of Common Stock.

         3.       Exercise of Option.



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                  (a) Except as provided below, on or after January 21, 1999 the
Option shall be exercisable, in whole or in part, at any time and from time to time during the Option Period, but not thereafter. If not earlier terminated, the Option shall terminate and may not be exercised if the Optionee ceases to be employed by the Company except (i) if the Optionee's employment terminates for any reason other than conduct that in the judgment of the Board involves dishonesty or action by the Optionee that is detrimental to the best interest of the Company, then the Optionee may at any time within three months after termination of the Optionee's employment exercise the Option but only to the extent the Option was vested (as provided below) on the date of termination of employment; (ii) if the Optionee's employment terminates on account of total and permanent disability, then the Optionee may at any time within one year after termination of the Optionee's employment exercise the Option with respect to all shares to which it pertains; and (iii) if the Optionee dies while in the employ of the Company, or within the three month or one year period following termination of the Optionee's employment as described in clause (i) or (ii) above, then the Option may be exercised with respect to all shares to which it pertains at any time within one year following the Optionee's death by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution. Notwithstanding anything to the contrary in this subsection, the Option may not be exercised by anyone after the expiration of its term.

         The Option shall be deemed to be vested as follows:

                                                then the percentage of
                                                the Option that is
if the date is:                                 vested is:
---------------                                 ----------

after the date first written
above but on or before
________________                                 40%

after ________________ but
on or before
________________,                                60%

after ________________ but
on or before
________________,                                80%

after ________________,                          100%


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                  (b) No less than 100 shares of Common Stock may be purchased upon any one exercise of the Option granted hereby unless the number of shares purchased at such time is the total number of shares in respect of which the Option is then exercisable.

                  (c) Upon exercise of the Option, the Option exercise price shall be payable in United States dollars, in cash (including by check) or (unless the Board otherwise prescribes) in shares of Common Stock owned by the Optionee for a period exceeding six months, or in a combination of cash and such Common Stock. If all or any portion of the Option exercise price is paid in Common Stock owned by the Optionee, then that stock shall be valued at its Fair Market Value as of the date the Option is exercised. The Option shall be deemed to be exercised on the date (the "Exercise Date") that the Company receives full payment of the exercise price for the number of shares for which the Option is being exercised.

                  (d) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee and no person shall acquire any rights therein. The Option may be transferred by will or the laws of descent and distribution.

         4.       Compliance with the Securities Act; No Registration Rights.

         Anything in this Option Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of Option Shares, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require the Company or the Optionee, in the judgment of the Company, to take any action in connection with the shares then to be issued, then the issue of such shares shall be deferred until such action shall have been taken. Nothing in this Option Agreement shall be construed to obligate the Company at any time to file or maintain the effectiveness of a registration statement under the Securities Act, or under the securities laws of any state or other jurisdiction, or to take or cause to be taken any action that may be necessary in order to provide an exemption from the registration requirements of the Securities Act under Rule 144 or any other exemption with respect to the Option Shares or otherwise for resale or other transfer by the Optionee (or by the executor or administrator of the Optionee's estate or a person who acquired the Option or any Option Shares or other rights by bequest or inheritance or by reason of the death of the Optionee) as a result of the exercise of the Option evidenced by this Option Agreement.

         5.       Resolution of Disputes.

         Any dispute or disagreement that arises under, or as a result of, or pursuant to, this Option Agreement shall be determined by the Board in its absolute and uncontrolled discretion, and any such determination or other determination by the Board under or pursuant to this Option Agreement, and any interpretation by the Board of the terms of this Option Agreement, shall be conclusive as to all persons affected thereby.




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         6.       Miscellaneous.

                  (a) Binding on Successors and Representatives. The parties understand that this Option Agreement shall be binding not only upon themselves, but also upon their heirs, executors, administrators, personal representatives, successors and assigns (including any transferee of a party hereto); and the parties agree, for themselves and their successors, assigns and representatives, to execute any instrument that may be necessary or desirable legally to effect such understanding.

                  (b) Entire Agreement; Relationship to Plan. The Optionee acknowledges that he or she has received a copy of the Plan. This Option Agreement, together with the Plan, constitutes the entire agreement of the parties with respect to the Option and supersedes any previous agreement, whether written or oral, with respect thereto. This Option Agreement has been entered into in compliance with the terms of the Plan; to the extent that any interpretive conflict may arise between the terms of this Option Agreement and the terms of the Plan, the terms of the Plan shall control.

                  (c) Amendment. Neither this Option Agreement nor any of the terms and conditions herein set forth may be altered or amended orally, and any such alteration or amendment shall be effective only when reduced to writing and signed by each of the parties or their respective successors or assigns.

                  (d) Construction of Terms. Any reference herein to the singular or plural shall be construed as plural or singular whenever the context requires.

                  (e) Notices. All notices and requests under this Option Agreement shall be in writing and shall be deemed to have been given when personally delivered or sent prepaid certified mail:

                           (i)  if to the Company, to the following address:

                                Resource Bancshares Mortgage Group, Inc.
                                7909 Parklane Road
                                Columbia, South Carolina 29223
                                Attention:  Chairman

         or to such other address as the Company shall designate by notice.

                           (ii) if to the Optionee, to the Optionee's
                                address appearing in the Company's records, or to such other address as the Optionee shall designate by notice.


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                  (f) Governing Law; Submission to Jurisdiction. This Option
Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina. The parties hereby consent to the exclusive jurisdiction and venue of the Court of Common Pleas in Richland County, South Carolina for purposes of adjudicating any issue arising hereunder.

                  (g) Severability. The invalidity or unenforceability of any particular provision of this Option Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                  (h) Dividends. The Company shall pay to the Optionee amounts in respect of dividends (cash or property) that are paid from time to time on issued and outstanding Common Stock. The amount paid to the Optionee with respect to each dividend shall be equivalent to the dividend the Optionee would have received had the Optionee been the owner of a number of shares of Common Stock equal to the number of the Optionee's unexercised Options on the dividend record date.

         IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first above written.

                                       RESOURCE BANCSHARES MORTGAGE GROUP, INC.

                                       By:
                                           -----------------------------------
                                           Edward J. Sebastian
                                           Chief Executive Officer



                                       OPTIONEE:

                                                                     (SEAL)
                                       -----------------------------
                                       Name:



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